Exhibit 5.2

MAYER BROWN LLP 71 South Wacker Drive Chicago, IL 60606 United States of America T: +1 312 782 0600 F: +1 312 701 7711 mayerbrown.com

October 6, 2021

Chubb Limited

Baerengasse 32

Zurich CH-8001

Switzerland

Chubb INA Holdings Inc.

436 Walnut Street

Philadelphia, Pennsylvania 19106

Re:	Chubb Limited
Chubb INA Holdings Inc.
Registration Statement on Form S-3

Dear Ladies and Gentlemen:

We have represented Chubb Limited, a Swiss company limited by shares (Aktiengesellschaft) (“Chubb”), and Chubb INA Holdings Inc., a Delaware corporation (“Chubb INA”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the “Registration Statement”) relating to Chubb’s Common Shares and Warrants to Purchase Common Shares (the “Warrants”), and guarantees (the “Guarantees”) of debt securities of Chubb INA Holdings Inc., a Delaware corporation (“Chubb INA”), and of preferred securities of ACE Capital Trust III and ACE Capital Trust IV. We have also represented Chubb INA in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Registration Statement relating to Chubb INA’s Debt Securities (the “Debt Securities”), which are fully and unconditionally guaranteed by Chubb. All such securities are collectively referred to herein as the “Securities.” Certain terms of the Securities will be established by or pursuant to resolutions of Chubb’s Board of Directors and/or Chubb INA’s Board of Directors, as applicable (the “Corporate Proceedings”).

The Chubb INA Debt Securities are to be issued under a senior indenture among Chubb INA, Chubb and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated as of August 1, 1999, as amended by the first supplemental indenture among Chubb INA, Chubb and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated as of March 13, 2013 (as so amended, the “Chubb INA Senior Indenture”) or a subordinated indenture (the “Chubb INA Subordinated Indenture” and, together with the Chubb INA Senior Indenture, the “Chubb INA Indentures”) among Chubb INA, Chubb and The Bank of New York Mellon Trust Company, N.A. (as successor), as trustee, dated as of December 1, 1999, with certain terms of the Chubb INA Debt Securities to be established by or pursuant to resolutions of the Board of Directors of Chubb and Chubb INA as part of the corporate action taken and to be taken relating to the issuance of the Chubb INA Debt Securities.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).

MAYER BROWN LLP

Chubb Limited

Chubb INA Holdings Inc.

October 6, 2021

The Warrants are to be issued pursuant to the terms of one or more warrant agreements (the “Warrant Agreements”) to be entered into prior to the issuance of the Warrants, with certain terms of the Warrants to be established by or pursuant to resolutions of the Board of Directors of Chubb as part of the Corporate Proceedings and to be taken relating to the issuance of the Warrants. We have assumed that the Warrant Agreements, when executed, will have terms that are in compliance with applicable New York and Swiss law.

In rendering the opinions expressed herein, we have examined and are familiar with (i) the Registration Statement as an exhibit to which this opinion will be filed, (ii) the Chubb INA Senior Indenture and (iii) the Chubb INA Subordinated Indenture, both incorporated by reference as an exhibit to the Registration Statement. We have also examined such other documents and instruments and have made such further investigations as we have deemed necessary or appropriate in connection with this opinion.

In addition, we have examined such other documents, certificates and opinions, and have made such further investigation as we have deemed necessary or appropriate for the purposes of the opinions expressed below. In expressing the opinions set forth below, we have assumed the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document. As to all parties other than Chubb INA, we have assumed the due authorization, execution and delivery of all documents, and, with respect to all parties other than Chubb INA and Chubb, we have assumed the validity and enforceability of all documents against all parties thereto, other than Chubb INA and Chubb, in accordance with their respective terms.

As to questions of fact material to our opinions (but not as to legal conclusions), we have, to the extent we deemed such reliance appropriate, relied upon certificates and other statements of officers of Chubb INA and Chubb and of public officials issued with respect to Chubb INA and Chubb.

Based upon and subject to the foregoing, and having regard for legal considerations which we deem relevant, we are of the opinion that:

(i) Chubb INA is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware.

(ii) The Chubb INA Senior Indenture, assuming the due authorization thereof by Chubb and the trustee, constitutes a valid and binding obligation of Chubb INA, except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally or by general equitable principles

MAYER BROWN LLP

Chubb Limited

Chubb INA Holdings Inc.

October 6, 2021

(regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances, and will be entitled to the benefits of the Indenture.

(iii) The Chubb INA Senior Notes, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto and the consistency of the terms thereof with the description of the Chubb INA Debt Securities contained in the Registration Statement and any applicable prospectus supplement, when duly executed and delivered and authenticated in accordance with the Chubb INA Senior Indenture and when payment therefor is received, will constitute valid and legally binding obligations of Chubb INA entitled to the benefits provided by the Chubb INA Senior Indenture, except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances, and will be entitled to the benefits of the Indenture.

(iv) The Chubb INA Subordinated Indenture, assuming the due authorization thereof by all parties thereto, and when duly executed and delivered, will constitute a valid and binding obligation of Chubb INA, except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances, and will be entitled to the benefits of the Indenture.

(v) The Chubb INA Subordinated Notes, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto and the consistency of the terms thereof with the description of the Chubb INA Debt Securities contained in the Registration Statement and any applicable prospectus supplement, when duly executed and delivered and authenticated in accordance with the Chubb INA Subordinated Indenture and when payment therefor is received, will constitute valid and legally binding obligations of Chubb INA entitled to the benefits provided by the Chubb INA Subordinated Indenture, except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances, and will be entitled to the benefits of the Indenture.

MAYER BROWN LLP

Chubb Limited

Chubb INA Holdings Inc.

October 6, 2021

(vi) The Guarantees, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Guarantees contained in the Registration Statement and any applicable prospectus supplement and the due authorization of the Chubb INA Debt Securities or preferred securities of ACE Capital Trust III or ACE Capital Trust IV that is guaranteed by Chubb, when duly executed and delivered and endorsed on a Chubb INA Senior Note or Chubb INA Subordinated Note, or with respect to a preferred security of ACE Capital Trust III or ACE Capital Trust IV, will constitute valid and binding obligations of Chubb, except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances, and will be entitled to the benefits of the Indenture.

(vii) The Warrant Agreements, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares of Chubb underlying the Warrants, when duly executed and delivered, will constitute valid and binding obligations of Chubb, except as (a) the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforceability of creditors’ rights generally or by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (b) the enforceability of provisions imposing liquidated damages, penalties or an increase in interest rate upon the occurrence of certain events may be limited in certain circumstances, and will be entitled to the benefits of the Indenture.

(viii) The Warrants, assuming the due authorization thereof, the completion of the Corporate Proceedings with respect thereto, the consistency of the terms thereof with the description of the Warrants contained in the Registration Statement and any applicable prospectus supplement and the due authorization of any common shares of Chubb underlying the Warrants, when duly executed, delivered and countersigned in accordance with the Warrant Agreements and when payment therefor is received, will constitute valid and binding obligations of Chubb and will be entitled to the benefits provided by the Warrant Agreements.

We are admitted to practice in the States of Illinois and New York and our opinions expressed herein are limited solely to the Federal laws of the United States of America and the laws of the States of Illinois and New York, and the General Corporation Law of the State of Delaware, and we express no opinion herein concerning the laws of any other jurisdiction.

The opinions and statements expressed herein are as of the date hereof. We assume no obligation to update or supplement this opinion letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in applicable law which may hereafter occur.

MAYER BROWN LLP

Chubb Limited

Chubb INA Holdings Inc.

October 6, 2021

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Opinions” in the prospectus contained in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Mayer Brown LLP
MAYER BROWN LLP

ESB: LDR